                                                                    Exhibit 23.6



                       CONSENT OF NOMINEE FOR DIRECTOR

     The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the MarkWest Energy Partners, L.P. Registration Statement on Form S-1 that the undersigned has been elected and appointed as a director of MarkWest Energy GP, L.L.C. effective upon completion of the offering of common units as contemplated in the Registration Statement.

Dated: 1/28/02
      ---------


                                        /s/ William A. Kellstrom
                                        ------------------------
                                        William A. Kellstrom